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                                                                    Exhibit 10.1


                             FIFTH AMENDMENT TO THE
                             INVITROGEN CORPORATION
                             1997 STOCK OPTION PLAN


         Pursuant to Section 12 of the Invitrogen Corporation 1997 Stock Option Plan, as amended (the "Plan"), the Plan is hereby amended to add a new Section
4.3 thereto to read as follows:

                  "4.3 INDIVIDUAL SHARE LIMIT. The maximum aggregate number of shares of Stock with respect to which Options may be granted during any calendar year to any Employee may not exceed 500,000 shares or, in the case of the calendar year during which an Employee first commences employment with any Participating Company, 1,000,000 shares (subject to adjustment to reflect changes in capital structure covered by Section
         4.2 above)."